SECURITIES AND EXCHANGE COMMISSION
                                          EXHIBIT 4.10(a)



     AMENDMENT TO NOTES AND TO AMENDED AND RESTATED DEBT
     SERVICE RESERVE LETTER OF CREDIT AND REIMBURSEMENT
                          AGREEMENT

          This AMENDMENT TO NOTES AND TO AMENDED AND
RESTATED DEBT SERVICE RESERVE LETTER OF CREDIT AND
REIMBURSEMENT AGREEMENT dated as of October 13, 1998
(this "Amendment") by and among SALTON SEA FUNDING
CORPORATION, a Delaware corporation (the "Borrower");
CREDIT SUISSE FIRST BOSTON, New York Branch (formerly known as Credit Suisse)(in its individual capacity as "Initial Bank"); CREDIT SUISSE FIRST BOSTON, New York
Branch (formerly known as Credit Suisse), DRESDNER BANK,
A.G., New York Branch, PARIBAS (formerly known as Banque
Paribas), New York Branch and THE FUJI BANK, LIMITED
(each a "Bank" and collectively the "Banks"); and CREDIT
SUISSE FIRST BOSTON, New York Branch (formerly known as
Credit Suisse), as Agent (in such capacity, together with its successors in such capacity, the "Agent") for the Banks.

                    W I T N E S S E T H :

          WHEREAS, Pursuant to an Indenture dated as of July 21, 1995 (as amended, supplemented or modified by the First Supplemental Indenture dated as of October 18,
1995, the Second Supplemental Indenture dated as of June
20, 1996, the Third Supplemental Indenture dated as of
July 29, 1996 and the Supplemental Indenture referred to below, the "Indenture") among the Borrower and Chase
Manhattan Bank and Trust Company, National Association, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), the Borrower has authorized the creation of issues of nonrecourse bonds, debentures, promissory notes and other evidences of indebtedness to be issued in one or more series
(collectively, the "Securities"), the sale proceeds of which are to be advanced to the Borrower pursuant to the Indenture.

          WHEREAS, the Borrower and the Trustee have entered into that certain Fourth Supplemental Indenture dated as of October 13, 1998 (the "Supplemental
Indenture") to provide for the issuance of one additional series of bonds in accordance with Article 2 of the Indenture.

          WHEREAS, on July 21, 1995 and on June 20, 1996 the Borrower issued securities (the "Existing
Securities") under the Indenture. On the date of this Amendment, pursuant to the terms of the Supplemental
Indenture, the Borrower will issue the additional securities described therein (the "Offered Securities").

          WHEREAS, in connection with the issuance of the Existing Securities, the Borrower and the Initial Bank entered into the Amended and Restated Debt Service
Reserve Letter of Credit and Reimbursement Agreement dated as of June 20, 1996, together with a Supplement dated concurrently therewith (the "Agreement") pursuant to which the Initial Bank issued a letter of credit (the
"Original Debt Service Reserve Letter of Credit").

          WHEREAS, in connection with the issuance of the Offered Securities, the Borrower has requested that the Banks increase the Commitment and that the Initial Bank issue and exchange for the Original Debt Service Reserve
Letter of Credit, and the Banks participate in, and Initial Bank is willing to issue and the Banks are willing to participate in, the Debt Service Reserve
Letter of Credit upon the terms and conditions hereinafter set forth, it being the intention of the Banks to amend and modify the Agreement as herein provided.

          NOW, THEREFORE, in consideration of the
foregoing, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

A.   Definitions.

          Terms used in the preamble and recitals and capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Agreement.

B.   Amendments

          1. The definition of "Outstanding Amount" is hereby amended and restated to read in its entirety as follows:

     "'Outstanding Amount' means, for any
     applicable period, the amount for such period set forth in Annex I or, at any time that the interest rate on the Securities has been adjusted pursuant to Section 2.2(b) of the Indenture, Annex II hereto, as the case may be, in the column under the caption 'Total
     Commitments,' and as the same may be reduced, increased or reinstated from time to time in accordance with the terms and provisions hereof."

          2. Each of the Banks hereby consents to the incorporation pursuant to Section 1.1 of the Agreement of amendments to definitions under the Indenture as set forth in the Supplemental Indenture which is attached hereto as Exhibit 1. Section 1.1(a) is hereby amended by adding the following sentence at the end thereof:

     "The following terms have the meanings
     assigned to them in the Depository Agreement:
     'Debt Service Reserve Required Balance',
     'Debt Service Reserve Fund', 'Interest
     Payment Date', 'Principal Fund' and
     'Principal Payment Date'.

          3. Section 2.1 is hereby amended by deleting the words "opposite such Bank's name on the signature pages hereof" in the sixth line of such section and substituting therefor "in Annex I or Annex II hereto, as applicable". Annex I hereto is hereby added to the Amended and Restated Debt Service Reserve Letter of
Credit and Reimbursement Agreement as Annex I. Annex II hereto is hereby added to the Amended and Restated Debt
Service Reserve Letter of Credit and Reimbursement
Agreement as Annex II.

          4.   Section 2.2(a) is hereby amended by
deleting the amount "$70,430,000" in the sixth line thereof and substituting therefor "69,053,313". Section
2.2(a) is hereby further amended by deleting the words
"Closing Date" in the two places they appear and substituting therefore "October 13, 1998". Section
2.2(a) is hereby further amended by adding the following sentence at the end thereof:

     "Within each period set forth in Annex I or Annex II, as applicable, neither the Commitment of any Bank nor the total
     Commitments shall exceed that set forth
     for each such Bank or the total
     Commitments, respectively, in each such
     period."

          5.   Section 2.2(e) is hereby amended by
deleting the amount "$70,429,065" in the eighth line thereof and substituting therefor "$69,053,313".

          6.   Section 2.3 is hereby amended by adding
the following new paragraph to the end of such section:

          "In order to maintain the anticipated
     reductions in the Commitment of The Fuji Bank, Limited, prior to the issuance of the Offered
     Securities and related amendments to the Financing
     Documents resulting therefrom, the Commitment and Commitment percentages for each Bank shall be as set forth in Annex I or Annex II, as applicable, hereto for each respective period described therein."

          7. Section 2.5(c) is hereby amended by adding the following to the end of such section:

     "in addition, for the period from and
     including December 1, 1998 to and including
     December 31, 1999, the Borrower shall pay to the Agent for the respective accounts of the Banks, quarterly in arrears on the same payment dates described in the immediately preceding clause, a fee equal to that described in the letter from the Borrower to the Agent dated June 20, 1996."

          8.   Section 2.6(a) is hereby amended by
correcting "3.5(j)" to read "3.5(i)".

          9.   Section 2.7(f) is hereby amended by
deleting the word "Bonds" and substituting therefor
"Securities".

          10.  Section 2.8(c) is hereby amended by
deleting clauses (i) and (ii) thereof and substituting therefor "on a pro-rata basis among all such Loans.

          11.  Section 6.1(i) is hereby amended by adding
"(d)" between "(c)" and "(e)" in the fifth line thereof.

          12. Section 9.1 is hereby amended by deleting the word "or" at the end of clause (d)(ii), substituting a "," therefor and adding the following clause (d)(iv) after (d)(iii): "or (iv) reduction in Commitments set forth in Annex I or Annex II hereto".

          13. Section 9.2 is hereby amended by deleting the address (i) "One Liberty Plaza, 165 Broadway, New
York, New York 10006, telephone (212) 238-2000,
telecopier (212) 238-2121" and replacing it with "5 World
Trade Center, 8th Floor, New York, New York 10048, telephone (212) 322-0047, telecopier (212) 803-2079" and
(ii) by deleting the address "12 East 49th Street, 43rd
Floor, New York, New York, 10017, telephone (212) 238-
2000, telecopier (212) 238-5350" and replacing it with "Eleven Madison Avenue, New York, New York, 10010, telephone (212) 325-2000, telecopier (212) 325-8049"

          14.  Exhibit A is hereby amended and
restated in its entirety to read as Exhibit A hereto.

          15.  Clause (i) of the first paragraph of the
Note issued on September 13, 1996 to Credit Suisse is hereby amended in its entirety to read as follows:

          "The principal sum of Twenty Five Million Three
Hundred Thirty Thousand Seven Hundred Seventy Three dollars ($25,330,773) and".

          16.  Clause (i) of the first paragraph of the
Note issued on September 13, 1996 to Dresdner Bank A.G.,
New York Branch, is hereby amended in its entirety to read as follows:

          "The principal sum of Twenty Million Eight
Hundred Sixty Nine Thousand Four Hundred Seventy One dollars ($20,869,471) and".

          17.  Clause (i) of the first paragraph of the
Note issued on September 13, 1996 to Paribas (formerly known as Banque Paribas), New York Branch is hereby amended in its entirety to read as follows:

          "The principal sum of Sixteen Million Eight
Hundred Fifty Five Thousand Eight Hundred Eighty Seven dollars ($16,855,887) and".

          18.  Clause (i) of the first paragraph of the
Note issued on September 13, 1996 to The Fuji Bank,
Limited, is hereby amended in its entirety to read as follows:

          "The principal sum of Nine Million Six Hundred
Ninety Seven Thousand Two Hundred Seventy Eight dollars
($9,697,278) and".

          19. Pursuant to Section 8.1 of the Agreement, each Bank hereby authorizes and instructs the Agent to execute the Second Amendment to the Collateral Agency and Intercreditor Agreement substantially in the form attached hereto as Exhibit 2.



C.   Conditions Precedent.

     The obligation of the Initial Bank to issue the Debt
Service Reserve Letter of Credit and the effectiveness of this Amendment is subject to the following conditions precedent:

          (a)  The Agent shall have received the
     following, each dated on or before the date of this Amendment, unless otherwise specified below, in form and substance satisfactory to the Agent and in the number of originals or photostatic copies reasonably required by the Agent:

               (i)  this Amendment, duly executed by the
          Borrower and the Banks;

              (ii)  The Supplemental Indenture, as
          amended, supplemented or modified, duly
          executed by the parties thereto, in form and substance reasonably satisfactory to the Agent;

             (iii)  the Amended and Restated Deposit and
          Disbursement Agreement, dated as of October 13,
          1998, duly executed by the parties thereto, in form and substance reasonably satisfactory to the Agent;

              (iv)  the Second Amendment, dated as of
          October 13, 1998, to the Intercreditor
          Agreement, duly executed by the parties
          thereto, in form and substance reasonably satisfactory to the Agent;

               (v)  the Second Agreement Regarding
          Security Documents, dated as of October 13,
          1998, duly executed by the parties thereto, in form and substance reasonably satisfactory to the Agent;

              (vi)  written opinions of counsel, as to
          such matters as the Agent may reasonably request, in form and substance satisfactory to the Agent; and

             (vii)  a certificate of the Depositary Agent
          as to the incumbency and specimen signatures of the officers of the Depositary Agent authorized to make drawings, to execute and present certificates under the Debt Service Reserve
          Letter of Credit, and otherwise communicate with the Agent with respect thereto;

          (b)  all agreements referred to in Sections
     3.1(a)(ii), (iii) and (iv) remain in full force and effect and any conditions precedent to the amendments or supplements referred to therein shall have been satisfied;

          (c) the Borrower shall have paid to the Agent for the benefit of Credit Suisse First Boston, New
     York Branch, Dresdner Bank, A.G., New York Branch and Paribas, (formerly known as Banque Paribas), New
     York Branch $50,841, $58,497 and $47,247,
     respectively, as an amendment fee;

          (d) the Borrower shall have paid all accrued fees and expenses (as provided in Sections 2.5 and 9.4 of the Agreement) of the Agent and the Banks
     (including the reasonable accrued fees and disbursements of counsel to the Agent and the Banks), to the extent that one or more statements for such fees and expenses have been presented for payment;

          (e) (i)   all conditions precedent under the
     Purchase Agreement, dated October 7, 1998, have been satisfied;

             (ii)   not less than $285,000,000 (less
     underwriting fees and transaction costs) in proceeds from the Offered Securities shall have been received by the Borrower thereunder; and

            (iii)   the Offered Securities shall have
     received investment grade ratings from both Rating
     Agencies;

          (f) no Default or Event of Default shall have occurred and be continuing;

          (g) all agreements and documents the delivery of which was made a condition precedent to issuance of the Debt Service Reserve Letter of Credit, as they may have been amended, supplemented or modified, remain in full force and effect except as contemplated herein or as otherwise required by the transactions contemplated herein;

          (h)  the Agent shall have received for
     cancellation, on or before the date of this Amendment, the Original Debt Service Reserve Letter of Credit;

          (i)  the Agent shall have received certified
     copies of the charter and bylaws of the Borrower or, in lieu thereof, a certificate from the Secretary of the Borrower certifying that such documents previously delivered to the Agent are true, correct and complete as of the date hereof;

          (j)  the Agent shall have received a
     certificate from the Secretary of the Borrower in respect of all corporate action taken by the Borrower in approving the execution, delivery and performance of this Amendment and stating that the resolutions previously adopted which authorized and approved the execution, delivery and performance of the Agreement are in full force and effect and have not been amended, rescinded or otherwise modified;

          (k)  the Agent shall have received a
     certificate of the Secretary of the Borrower which certifies the names and offices of the officers of the Borrower who are authorized to sign this Amendment, together with the true signatures of such officers;

          (l)  the Agent shall have received a good
     standing certificate with respect to the Borrower, as of a recent date prior to the effective date of this Amendment, from the Secretary of State of each of Delaware and California; and

          (m) the Agent shall have received such other approvals, opinions, evidence and documents as it may reasonably request and which are customary for transactions of the type contemplated by this Amendment.

D.   Representations and Warranties.

          In order to induce the Agent, the Initial Bank and the Banks to enter into this Amendment, the Borrower represents and warrants to the Agent, the Initial Bank and the Banks that (a) the execution, delivery and performance of this Amendment and the documents contemplated hereby are within the Borrower's power, have been duly authorized by all necessary or proper action, are not in contravention of, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any contractual obligation to which the Borrower is a party or by which the property of the Borrower is bound, do not and will not result in or require the creation or imposition of any material Lien upon any of the properties or assets of the Borrower, are not in contravention of any provision of any law, do not require the consent or approval of any governmental body, agency, authority or any other person that has not been obtained and a copy thereof furnished to the Agent, and
(b) no Event of Default or Default exists as of the date hereof and no Event of Default or Default would result from the execution, delivery or consummation of the transactions contemplated by this Amendment.

          The Borrower hereby makes for the benefit of the Agent and the Banks all of the representations and warranties of the Borrower made in the Indenture, in the form of such representations and warranties as they exist on the date of this Amendment and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments has been consented to in accordance with Section 9.1 of the Agreement. Such representations and warranties are incorporated herein by reference as if set forth at length in this Amendment; provided that any reference to the Funding Corporation shall be deemed to be a reference to Borrower; each reference to the term "Securities" shall be deemed to include the Obligations; and each reference to the term "Indenture" shall be deemed to be a reference to the Agreement, as amended by this Amendment.

E.   Miscellaneous.

          1.  This Amendment shall be subject to the
provisions of Section 9.1 of the Agreement. Without limiting the generality of the foregoing, all of the terms and conditions of the Agreement shall remain in full force and effect except as specifically set forth herein. The Agreement shall, as the context so requires, be read and construed throughout so as to incorporate this Amendment. All references to the Agreement in the Notes shall be deemed to include the Agreement as amended by this Amendment.

          2. Each of the agreements and amendments set forth herein shall be effective only in the specific instances described herein and for the specific purpose for which it was given, and nothing contained herein shall be construed to limit or bar any rights or remedies of the undersigned which they may have on any other occasion.

          3.  The Borrower reaffirms its obligations
(pursuant to Section 9.4 of the Agreement) and agrees to pay, on the date hereof or promptly thereafter, the reasonable costs and expenses (including attorneys' fees and expenses) incurred by the Agent in connection with the consummation of the transactions contemplated under this Amendment, including, without limitation, the negotiation, preparation, execution and delivery of this Amendment and all other related documents.

          4.  THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICTS OF LAW.

          5.  This Amendment may be executed in any
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and by their signature evidence their consent to the effectiveness of the modifications and amendments to the provisions of the Agreement which are made herein, and further, consent to the modifications and amendments to Schedule I to the Depositary Agreement as they shall be in effect on the date hereof.


                         SALTON SEA FUNDING CORPORATION
                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President

                              CREDIT SUISSE FIRST BOSTON,
                           New York Branch
                                (formerly known as Credit
                           Suisse), as Agent, Initial    Bank
                           and as a Bank


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title:


                         DRESDNER BANK AG, New York Branch,
                         as a Bank


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title:

                              PARIBAS
                              (formerly known as Banque Paribas)
                              New York Branch,
                              as a Bank


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title:


                              THE FUJI BANK, LIMITED,
                              as a Bank


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title: